Exhibit 23-1.03

Consent of Independent Accountants


To the Trustees and Shareholders of
Eastern Utilities Associates:


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-4 and S-8 (File No. 33-50099 and 33-49897, respectively) of Eastern Utilities Associates and Subsidiaries of our reports dated March 6, 2000, relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

PriceWaterhouseCoopers LLP

Boston, Massachusetts
March 20, 2000